VIA CERTIFIED MAIL RETURN RECEIPT REQUESTED
May 23, 1994


Hamilton Realty Co.
P.O. Box 527
Clinton, CT  06413
Attn:  Seymour Shapiro
       General Partner


       Re:  130 Hamilton Street
            New Haven, Connecticut


Gentlemen:

Reference is made to the Lease Agreement dated December 1, 1985 between Hamilton Realty Co., a Connecticut general partnership, as Lessor, and AnnTaylor, Inc. (as successor in interest thereunder to ASC Stores III, Inc.), as Lessee (the "Lease"), modified by Letter Agreements dated March 22, 1993 and
February 24, 1994. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Lease.

Lessee desires to extend the Term of the Lease and Lessor hereby grants and extends unto the Lessee this extension which will commence on April 1, 1995 and expire on June 30, 1995 (hereinafter called the Extension Term), notwithstanding the Letter Agreement of March 22, 1993, on the terms and conditions set forth in the Lease, excluding the fixed monthly rental rate which shall be for the Extension Term the amount of $33,149.52 per month.

If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this letter and return it to the undersigned.


Very truly yours,

AnnTaylor, Inc.                        ACCEPTED AND AGREED

     /s/ Craig Sorrels                      /s/ Seymour Shapiro
By:  ________________________          By:  __________________________
         Craig Sorrels                          Seymour Shapiro
    Senior Vice President Real Estate,        General Partner
    Store Planning and Construction